March 1, 2021

The Chefs’ Warehouse Announces Closing of 1.875% Convertible Senior Notes Offering

RIDGEFIELD, Conn., Mar. 1, 2021 (GLOBE NEWSWIRE) -- The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company”) today announced the closing of its previously announced offering of its 1.875% convertible senior notes due 2024 (the “Convertible Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes issuance was a reopening of, and is part of the same series as, the $150 million aggregate principal amount of 1.875% Convertible Senior Notes due 2024 (the “Existing Notes”) issued by the Company on November 22, 2019. While the Convertible Notes will trade under a Rule 144A CUSIP number, once de-legended, the Convertible Notes will have the same CUSIP number and will be fully fungible with the existing notes.

The Company sold $50 million aggregate principal amount of Convertible Notes to the initial purchaser. The net proceeds from the offering were approximately $50.4 million after deducting the initial purchaser’s discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use $31.2 million of the net proceeds from the offering of the Convertible Notes to repay outstanding amounts under its term loan facility and the remainder of the net proceeds for working capital and general corporate purposes, which may include future acquisitions or repaying a portion of the outstanding principal amount under its asset-based loan facility.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The offer and sale of the Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About The Chefs’ Warehouse, Inc.

The Chefs’ Warehouse, Inc. is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 50,000 products to more than 34,000 customer locations throughout the United States and Canada.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934 that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, prevailing market and other general economic conditions, and the fact that the Company’s management will have broad discretion in the use of the proceeds from the sale of the Convertible Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. A more detailed description of other potential risk factors that could affect the Company’s business and financial results is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2021 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information except as required by applicable laws.

Contact:

Investor Relations

Jim Leddy, CFO, (718) 684-8415

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